Exhibit 23.2

Deloitte LLP 939 Granville Street Vancouver, BC V6Z 1L3 Canada Tel: 604-669-4466 Fax: 604-685-0395 www.deloitte.ca

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 10, 2021, relating to the financial statements of Absolute Software Corporation (the “Company”), appearing in the Annual Report on Form 40-F of the Company for the year ended June 30, 2021.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

February 1, 2022